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                                                                      Exhibit 11

                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                      Three Months Ended                  Nine Months Ended
                                      ------------------                  -----------------
                                 February 28,    January 31,          February 28,     January 31,
                                  1998             1997                  1998            1997
                                  ----             ----                  ----            ----
                                               (Condensed from                         (Condensed from
                                                unaudited finan-                        unaudited finan-
                                                cial statements                         cial statements
                                                of Nah Nah                              of Nah Nah
                                                Collections, Inc.)                      Collections, Inc.)

EARNINGS

  Net (loss) income
  applicable to common
  stock                           $   (556)         $     62          $   (590)         $     85

SHARES
  Shares issued in
  connection with
  reverse acquisition                5,278             5,278             5,278             5,278

  Weighted average shares
  for the period December
  24, 1997 to February
  28, 1998                           5,001                --             1,648                --
                                  --------          --------          --------          --------

                                    10,279             5,278             6,926             5,278
                                  ========          ========          ========          --------


Basic and diluted (loss)
 income per share                 $ (0.05)          $  0.01           $ (0.09)          $  0.02
                                  ========          ========          ========          ========


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